Exhibit 23.2

                                     ARTHUR
                                    ANDERSEN


                                                     --------------------------

                                                     Arthur Andersen & Co

                                                     Certified Public
                                                     Accountants
                                                     --------------------------



                                                     25/F Wing On Centre

                                                     111 Connaught Road Central
                                                     Hong Kong

August 15, 1997


The Directors
Asia Electronic Holdings Co. Inc.
Xianyang Daming Electronic Co., Ltd.
Xianyang Yongxin Electronic Co., Ltd.
Xianyang Dnon Tech Special Electro Technique Co., Ltd.
Yantai Daewoo Electronic Components Co., Ltd.
70 Weiyang Road West
Xianyang
The People's Republic of China



Dear Sirs,


As independent public accountants, we hereby consent to the incorporation of our reports dated August 15, 1997 included in Asia Electronics Holdings Co. Inc.'s Form F-1 dated August 15, 1997 and to all the references to our Firm included in this registration statement.



Very truly yours,



/s/ ARTHUR ANDERSEN & CO.